EXHIBIT 10.1

FORM OF WARRANT TO PURCHASE COMMON STOCK OF AEMETIS, INC.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

Dated: December 10, 2015

WARRANT TO PURCHASE

COMMON STOCK OF

AEMETIS, INC.

This Warrant to purchase common stock (“Warrant”) certifies that [HOLDER] (the “Holder”), for value received, is entitled to purchase, at a per share price of $2.59 (the “Stock Purchase Price”), a total of __________ shares1 (the “Warrant Shares”) of the Common Stock, par value $0.001 per share (the “Common Stock”), of Aemetis, Inc., a Nevada corporation (the “Company”).

1. Exercise. Only following the ratification and approval of this Warrant by the stockholders of the Company (the “Stockholder Approval”) and subject to the terms and conditions hereof [, including, without limitation, the vesting provisions set forth in Section 5 below], this Warrant may be exercised by the Holder on any day on or after the date hereof (the “Issuance Date”) in whole or in part (except as provided under Section 11 below), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Subscription Notice”), of the Holder’s election to exercise this Warrant, (ii) delivery of this Warrant, and (iii) payment to the Company of an amount equal to the Stock Purchase Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. Execution and delivery by the Holder of an Exercise Notice with respect to less than all of the Warrant Shares shall be deemed to be a request by such Holder to cancel the original Warrant and issue a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, which request shall be satisfied by the Company pursuant to Section 8(c) below. Promptly following the date on which the Company has received each of the Subscription Notice, the Warrant and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall issue a certificate for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all stamp or similar issue or transfer taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Holder shall be required to pay any such tax that may be payable in respect of any issue or delivery of shares of Common Stock in any name other than that of the Holder. Subject to Section 11, this Warrant shall expire ten (10) years after the Issuance Date or, if such date falls on a Saturday, Sunday, or U.S. federal holiday, the next such business day.

  1 To be completed.

2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock when and as required to provide for the exercise of the rights represented by this Warrant.

3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

3.1           Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or pay a dividend in Common Stock in respect of outstanding shares of Common Stock, the Stock Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

3.2           Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

3.3           Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. Liquidity Events.

(a)
Liquidity Event Notice. The Company covenants and agrees to give the Holder ten (10) days’ prior written notice of the contemplated consummation of (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company in the aggregate immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, (B) the sale, transfer, lease or license of all or substantially all of the Company’s assets or intellectual property, or (C) any other transaction which results in the stockholders of the Company owning less than a majority of the equity or voting power of the surviving entity, but not including, (x) in the case of (C) above, any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted (or a combination thereof) or (y) in the case of (A) and (C) above, a reincorporation transaction effected to change the domicile of the Company (each such event, a “Liquidity Event,” and such notice, the “Liquidity Event Notice”). Any Liquidity Event Notice shall specify the contemplated date of the consummation of the Liquidity Event.

(b)
Future Obligations. Upon any Liquidity Event, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant. Upon consummation of such transaction, the Warrants shall automatically become exercisable (subject to the terms hereof) for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the Liquidity Event, if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Section 3. [If upon or within two (2) years following a Change of Control Holder’s employment with the Company is Constructively Terminated or involuntarily terminated by the Company other than for Cause, Holder’s death, or Holder’s Total Disability, then, subject to Holder executing and not revoking a standard form of mutual release of claims with the Company, this Warrant shall immediately vest as to 100% of the shares subject hereto, subject to the Stockholder Approval having been obtained (all capitalized terms used in this sentence that are not defined in this Warrant shall have the meaning assigned in Holder’s Executive Employment Agreement)].

5. [Vesting. The Warrant Shares subject to this Warrant shall vest over a three year period, with 8.33% of such Warrant Shares vesting three (3) months from the date hereof, and an additional 8.33% of such Warrant Shares vesting every three (3) months from the date thereof until all Warrant Shares have vested, provided the Holder continues to provide service to the Company during such period. Vested Warrant Shares may be exercised at any time following but only after Shareholder Approval of this Warrant.]

6. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

7. Representations and Warranties of the Holder. As of the date hereof, the Holder hereby represents, warrants and covenants to the Company as follows:

(a) Purchase Entirely for Own Account. The Warrant Shares will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Warrant Shares.

(b) Receipt of Information. The Holder has received all the information the Holder considers necessary or appropriate for deciding whether to purchase the Warrant Shares. The Holder further represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Holder or to which the Holder had access.

(c) Investment Experience. The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Holder is able to fend for himself, can bear the economic risk of the Holder’s investment, and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Warrant Shares.

(d) Accredited Investor. The Holder is an “accredited investor,” as that term is defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e) Restricted Securities. The Holder understands that the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant Shares or an available exemption from registration under the Securities Act, the Warrant Shares must be held indefinitely. In particular, the Holder is aware that the Warrant Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

(f) Legends. It is understood that each certificate representing the Warrant Shares and any securities issued in respect thereof or exchange therefor shall bear a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”

8. Reissuance of Warrants.

(a)              Restrictions on Transfer. The Holder may not sell, exchange, assign, pledge, hypothecate, gift or otherwise transfer, dispose of or make or permit any indirect transfer of this Warrant, except for a transfer by the Holder to such Holder’s spouse, children, grandchildren, siblings, parents or to trustees or custodians for their or the Holder’s benefit or to an entity wholly owned by the Holder (alone, or together with any of the foregoing persons) (provided, that if such entity ceases to be wholly owned by the Holder, alone, or together with any of the foregoing persons, this Warrant must be transferred back to the Holder). Any transferee permitted under this Section 8 shall be required to make the representations and warranties set forth in Section 7 hereto.

(b)
Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

(c)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 1(a), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to exchange this Warrant for Warrant Shares equal to the value of this Warrant by surrender of this Warrant, together with notice of such election, at the principal office of the Company, in which event the Company shall issue to the holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)
A
Where :

X=
the number of Warrant Shares to be issued to the Holder.
Y=
the number of Warrant Shares purchasable under this Warrant.
A=
value per share of one Warrant Share, which shall be the most recent closing price of the Common Stock on NASDAQ, or if the Common Stock is not then traded on NASDAQ, the closing price as quoted on the OTC Markets or the equivalent thereof, or if no such public quotation of the Common Stock is available, the fair market value of one share of Common Stock as determined by the Company’s Board of Directors.
B=
the Stock Purchase Price (as adjusted).

10. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11. Termination. This Warrant will terminate if Stockholder Approval has not been obtained by December 9, 2016.

12. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing (including by facsimile) and mailed (by certified or registered mail), sent or delivered (i) if to the Holder, to ____________________, and (ii) if to the Company, to Aemetis, Inc., 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Shearman & Sterling LLP, 1460 El Camino Real, Menlo Park, CA 94025, Attention: Christopher M. Forrester, or at or to such other address as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission, when sent.

13. Governing Law. This Warrant is to be construed in accordance with and governed by the laws of the State of California.

14. Submission to Jurisdiction. Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any California state or federal court sitting, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

 *    *    *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

AEMETIS, INC.

By:
Name: Eric A. McAfee
Title: Chief Executive Officer

Agreed to and Accepted:

[NAME OF HOLDER]

By:
Name:
Title:

Exhibit A

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase shares of Common Stock of Aemetis, Inc., a Nevada corporation (the “Company”), pursuant to that certain Warrant to Purchase Common Stock of the Company (the “Warrant”), dated as of _______________, 2015, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of _________________________________ Dollars ($__________) therefor in cash.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 7 of the Warrant.

DATED: ________________
[NAME OF HOLDER]

By:

Name:

Its: